UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2007

National Bancshares Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-14773	34-1518564
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

112 West Market Street, Orrville, Ohio		44667
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 682-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2007, the Board of Directors of National Bancshares Corporation (the "Company") elected James R. VanSickle, age 36, to serve as the Chief Financial Officer of the Company and its wholly-owned subsidiary, The First National Bank of Orrville ("First National Bank").

Prior to joining the Company, Mr. VanSickle served in various capacities with Crowe Chizek and Company LLC, the Company's independent registered public accounting firm ("Crowe Chizek") , as a member of the firm's financial institutions practice. Mr. VanSickle joined Crowe Chizek in 1992 as a staff accountant. He held a variety of positions at Crowe Chizek during his tenure, most recently serving in the position as Executive, to which he was promoted from his position as Senior Manager in 2003.

During fiscal 2006, Crowe Chizek served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2006. The Company was billed by Crowe Chizek for fees aggregating $87,800 for the fiscal year ended December 31, 2006.

Mr. VanSickle will receive an annual salary at the rate of $125,000 per annum and will be eligible to participate in all applicable corporate benefit programs available to officers of the Company, including the Company's incentive compensation plan, 401(k) plan, and group life, disability, hospitalization, and medical insurance plans.

In connection with his retention First National Bank entered into a Special Separation Agreement with Mr. VanSickle (the "Agreement"). The agreement is guaranteed by the Company. Under the terms of the Agreement, if Mr. VanSickle is involuntarily terminated without cause within two years after a Change in Control, or if Mr. VanSickle terminates employment voluntarily, but for good reason (as defined), within two years after a Change in Control (as defined in the Agreement), he will be entitled to the following severance benefits: continued base salary for two years, at the salary rate in effect when employment terminated, with the amount being paid monthly; a bonus for each of those two years, the amount of the bonus being equal to the bonus paid to the executive in the year before termination of employment; matching and discretionary 401(k) contributions, at the same rate the contributions were made in the 12 months before the Change in Control; continuation of normal fringe benefits and perquisites for up to two years, including but not limited to life insurance and health care benefits coverage; and the costs of outplacement services used by Mr. VanSickle, up to a maximum of 10% of the executive's annual base salary when the executive's employment terminated.

The Agreement provides for reduction in severance benefits to the extent necessary to avoid imposition of excise taxes and denial of compensation deductions under sections 280G and 4999 of the Internal Revenue Code. The Agreement also imposes non-disclosure and non-interference obligations on the executive, along with a one-year non-competition agreement. If the executive brings an action in a court of law to enforce any provision of the severance agreement and the executive prevails, the Company has promised in the severance agreement to pay the executive’s attorney fees and expenses and any other fees and expenses incurred.

There are no arrangements or understandings between Mr. VanSickle and any other persons pursuant to which Mr. VanSickle was selected as an executive officer. Mr. VanSickle has no family relationship with any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

On June 19, 2007, the Company issued a press release announcing Mr. VanSickle's election. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number Description

99.1 Press release of the Company, dated June 19, 2007, announcing the election of James R. VanSickle.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation

June 20, 2007	By:	/s/ David C. Vernon

Name: David C. Vernon
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company, dated June 19, 2007, announcing the election of James R. VanSickle.